UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 7, 2008

GLOBAL AXCESS CORP

(Exact name of registrant as specified in its charter)

Nevada	000-17874	88-0199674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida		32256
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(904) 280-3950

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2008, Global Axcess Corp, a Nevada corporation (the “Company), entered into the first modification to settlement agreement, dated November 6, 2008 (the “Modification”), with CAMOFI Master LDC (the “Investor”). The Modification amends the settlement agreement that the Company entered into with the Investor on August 12, 2008 (the “Settlement Agreement”). The terms of the Settlement Agreement provide that such agreement is contingent upon the Company successfully obtaining financing such that the closing of the Settlement Agreement can occur within 90 days after August 12, 2008. The Modification extends the required closing date to December 31, 2008. All other provisions of the Settlement Agreement remain unchanged and in full force and effect.

The description of the Note and related transaction contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on November 1, 2005, the description of the declaration of default and acceleration that the Company received from the Investor contained in the Company’s Current Report on Form 8-K filed with the Commission on December 19, 2007, and the description of the Settlement Agreement contained in the Company’s Current Report on Form 8-K filed with the Commission on August 18, 2008 are hereby incorporated by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure in Item 1.01 above is hereby incorporated by reference into this Item 2.04.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	First Modification to Settlement Agreement, dated November 6, 2008, between Global Axcess Corp and CAMOFI Master LDC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP

By:	/s/ George McQuain
Name:	George McQuain
Title:	Chief Executive Officer

Dated: November 10, 2008